UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 20, 2006


                          SECURITY FEDERAL CORPORATION
              (Exact name of registrant as specified in its charter)

        South Carolina                 0-16120                 57-0858504
    ---------------------         ------------------         ---------------
   (State or other jurisdiction      (Commission             (IRS Employer
        of incorporation)             File Number)         Identification No.)


1705 Whiskey Road South, Aiken, South Carolina                     29801
----------------------------------------------               ---------------
(Address of principal executive offices)                        (Zip Code)

      Registrant's telephone number (including area code):  (803) 641-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.


[ ]  Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry Into A Material Definitive Agreement
-----------------------------------------------------

     On March 30, 2006, the Board of Directors of Security Federal Corporation ("Company"), the holding company for Security Federal Bank, approved the acceleration of the vesting of outstanding stock options in the 1999 and 2002 Stock Option Plans. The options that were accelerated were issued prior to April 1, 2006 to directors, officers and key employees with the Company or an affiliate of the Company. The Board believes that it is in the best interests of the shareholders to accelerate the vesting of these options, as it will have a positive impact on the future earnings of the Company. The decision to accelerate stock option vesting had no financial impact on the year ended March 31, 2006. The Company estimates that the total compensation expense savings, net of income taxes, during future periods will be $275,000 as a result of this action. The other terms of each of the option grants will remain unchanged. This action has been taken as a result of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payment" issued by the Financial Accounting Standards Board, which the Company was required to adopt as of the first annual reporting period beginning after December 15, 2005. The Company adopted SFAS No. 123R on April 1, 2006.


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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                  SECURITY FEDERAL CORPORATION



Date: April 20, 2006              By: /s/Roy G. Lindburg
                                      -------------------------------------
                                      Roy G. Lindburg
                                      Treasurer and Chief Financial Officer


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